Exhibit 99.1

NEWCASTLE INVESTMENT CORP.

Contact:

Lilly H. Donohue

Director of Investor Relations

212-798-6118

Nadean Finke

Investor Relations

212-479-5295

Newcastle Announces Second Quarter 2010 Results

Second Quarter 2010 Financial Results

New York, NY, August 6, 2010 – Newcastle Investment Corp. (NYSE: NCT) reported that for the quarter ended June 30, 2010, income applicable to common stockholders (“GAAP income”) was $118 million, or $1.90 per diluted share, compared to a loss applicable to common stockholders of $47 million, or $0.90 per diluted share, for the quarter ended June 30, 2009.

GAAP income of $118 million consisted of the following: $22 million of net interest income less expenses (net of preferred dividends), $53 million of other income, and $43 million from the reversal of prior valuation allowances on loans net of the impairment on securities.

Other income is primarily related to a gain on the extinguishment of CDO debt. In the second quarter, Newcastle repurchased a face amount of $64 million of CDO bonds for $17 million, recording a $47 million gain on the extinguishment of debt.

During the quarter, the Company completed a securitization transaction to refinance its Manufactured Housing Loans Portfolio I. The Company received unrestricted cash of $14 million and retained the residual interest in the securitization.

For a reconciliation of income (loss) applicable to common stockholders to net interest income less expenses (net of preferred dividends), please refer to the tables following the presentation of the GAAP results.

Recourse Debt Financing and Liquidity

In the second quarter, the Company increased unrestricted cash by $26 million and repaid $19 million of non-agency recourse debt; the remaining $1 million of non-agency recourse debt was repaid in July. The Company currently does not have any short-term recourse debt.

Certain details regarding the Company’s liquidity and current financings are set forth below as of August 4, 2010:

•	Cash – The Company had unrestricted cash of $41 million. In addition, the Company had $122 million of restricted cash for reinvestment in its CDOs;

•	Margin Exposure – The Company had no financings or derivatives subject to margin calls.

The following table illustrates the change in unrestricted cash and recourse financings, excluding junior subordinated notes ($ in millions):

	August 4, 2010	June 30, 2010	March 31, 2010
Unrestricted Cash	$41	$38	$12

Recourse Financings
Non-FNMA/FHLMC (non-agency)
Real Estate Securities, Loans, and Properties	—	—	13
Manufacturing Housing Loans	—	1	7

Total Recourse Financings	$—	$1	$20

CDO Financings

The following table summarizes the cash receipts in the second quarter of 2010 from the Company’s consolidated CDO financings, their related coverage tests, and negative watch assets ($ in thousands):

	Primary Collateral Type	Cash Receipts (1)	Interest Coverage % Excess (Deficiency) July 31, 2010 (2)	Over Collateralization Excess (Deficiency)						Assets on Negative Watch (3)
				July 31, 2010 (2)		June 30, 2010 (2)		March 31, 2010 (2)
				%	$	%	$	%	$
CDO IV	Securities	$153	109.5%	-7.8%	(28,647)	-7.8%	(28,647)	-7.1%	(26,531)	$87,911
CDO V	Securities	868	230.1%	0.8%	3,173	0.8%	3,173	-4.0%	(17,622)	133,823
CDO VI	Securities	126	64.2%	-40.7%	(166,380)	-39.6%	(162,467)	-24.8%	(108,077)	17,042
CDO VIII	Loans	5,915	253.5%	16.1%	103,683	15.9%	102,714	9.7%	62,404	90,438
CDO IX	Loans	5,693	172.2%	9.7%	62,727	9.4%	60,531	10.9%	70,156	68,000
CDO X	Securities	2,572	152.5%	2.3%	27,546	2.4%	28,892	6.0%	73,577	113,015

Total		$15,327								$510,229

(1)	Represents net cash received from each CDO based on all of the interests in such CDO (including senior management fees). Cash receipts for the quarter ended June 30, 2010 may not be indicative of cash receipts for subsequent periods. See Forward-Looking Statements below for risks and uncertainties that could cause cash receipts for subsequent periods to differ materially from these amounts.
(2)	Represents excess or deficiency under the applicable interest coverage or over collateralization test to the first threshold at which cash flow would be redirected. The Company generally does not receive material cash flow from a CDO until a deficiency is corrected. The information regarding coverage tests is based on data from the most recent remittance date on or before July 31, 2010, June 30, 2010, or March 31, 2010, as applicable. The CDO IV and V tests are conducted only on a quarterly basis (December, March, June and September).
(3)	Represents the face amount of assets on negative watch for possible downgrade by at least one rating agency (Moody’s, S&P or Fitch). Amounts are as of the determination date pertaining to June 2010 remittances for CDO IV and V (these tests are conducted only on a quarterly basis) and as of the determination date pertaining to July 2010 remittances for all other CDOs. The amounts include $213 million of bonds issued by Newcastle, which are eliminated in consolidation and not reflected in the investment portfolio disclosures.

•	$2 million of the $15 million CDO cash receipts were senior collateral management fees, which were not subject to their related CDO coverage tests.

•	The cash receipts above also include $5 million of non-recurring interest, prepayment, extension and yield maintenance fees received in the CDOs.

Book Value

GAAP book value increased by $280 million or $4.53 per share. As of June 30, 2010, GAAP book value was $(899) million or $(14.49) per share compared to $(1.2) billion or $(19.02) per share at March 31, 2010.

Dividends

For the quarter ended June 30, 2010, Newcastle’s Board of Directors elected not to pay a common stock or preferred stock dividend. The Company decided to retain capital to further reduce recourse debt and for working capital purposes.

Investment Portfolio

Newcastle’s $4.8 billion investment portfolio (with a basis of $3.1 billion) consists of commercial, residential and corporate debt. During the quarter, the portfolio decreased by $64 million, primarily as a result of principal repayments of $176 million, sales of $96 million and actual principal write-downs of $47 million, offset by purchases of $248 million at an average price of 76% of par, an average yield of 15.3% and an average life of 4.6 years.

The following table describes the investment portfolio as of June 30, 2010 ($ in millions):

	Face Amount $	Basis Amount $ (1)	% of Total Basis	Number of Investments	Credit (2)	Weighted Average Life (yrs) (3)
Commercial Assets
CMBS	$2,092	$1,345	44.1%	272	BB	2.9
Mezzanine Loans	716	314	10.3%	20	71%	2.1
B-Notes	284	125	4.1%	10	77%	2.0
Whole Loans	85	50	1.6%	4	84%	4.0

Total Commercial Assets	3,177	1,834	60.1%			2.7

Residential Assets
MH and Residential Loans	454	387	12.7%	11,926	699	6.6
Subprime Securities	395	174	5.7%	89	B-	4.4
Real Estate ABS	81	58	1.9%	22	BB	4.7

	930	619	20.3%			5.5

FNMA/FHLMC Securities	4	4	0.1%	1	AAA	3.5

Total Residential Assets	934	623	20.4%			5.5

Corporate Assets
REIT Debt	390	389	12.8%	46	BB+	3.5
Corporate Bank Loans	306	206	6.7%	9	C	3.6

Total Corporate Assets	696	595	19.5%			3.6

Total/Weighted Average (4)	$4,807	$3,052	100.0%			3.3

(1)	Net of impairment.
(2)	Credit represents the weighted average of minimum ratings for rated assets, the Loan to Value ratio (based on the appraised value at the time of purchase) for non-rated commercial assets, or the FICO score for non-rated residential assets and an implied AAA rating for FNMA/FHLMC securities. Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change (including a “negative watch” assignment) at any time.
(3)	Weighted average life is based on the timing of expected principal reduction on the asset.
(4)	Excludes CDO securities of $80 million (which was included in the prior quarter), operating real estate held for sale of $10 million and loans subject to call option with a face amount of $406 million.

Commercial Assets

The Company owns $3.2 billion of commercial assets (with a basis of $1.8 billion), which includes CMBS, mezzanine loans, B-Notes and whole loans.

•

During the quarter, the Company purchased $125 million, sold $82 million, had principal repayments of $79 million and had $0.4 million of actual principal write-downs. The Company purchased 11 CMBS assets with an average rating of “BBB” and one whole loan.

•	The Company had no commercial assets upgraded, seven securities or $34 million affirmed and 34 securities or $296 million downgraded (from an average rating of B+ to CCC+).

CMBS portfolio ($ in thousands):

Vintage (1)	Average Minimum Rating (2)	Number	Face Amount $	Basis Amount $	% of Total Basis	Delinquency 60+/FC/REO (3)	Principal Subordination (4)	Weighted Average Life (yrs) (5)
Pre 2004	BBB	86	433,623	400,710	29.8%	7.0%	13.0%	2.5
2004	BB	63	437,986	270,437	20.1%	3.3%	5.7%	2.9
2005	BB	36	351,783	155,254	11.5%	5.2%	8.3%	2.8
2006	BB+	53	506,181	350,407	26.1%	3.6%	11.0%	3.1
Post 2007	B+	34	362,068	168,394	12.5%	6.2%	12.8%	3.2

TOTAL/WA	BB	272	2,091,641	1,345,202	100.0%	5.0%	10.2%	2.9

(1)	The year in which the securities were issued.
(2)	Ratings provided above were determined by third party rating agencies as of a particular date, which may not be current and are subject to change (including a “negative watch” assignment) at any time. The Company had approximately $233 million of CMBS assets that are on negative watch for possible downgrade by at least one rating agency as of June 30, 2010.
(3)	The percentage of underlying loans that are 60+ days delinquent, or in foreclosure or considered real estate owned (REO).
(4)	The percentage of the outstanding face amount of securities that is subordinate to the Company’s investments.
(5)	Weighted average life is based on the timing of expected principal reduction on the asset.

Mezzanine loans, B-Notes and whole loans portfolio ($ in thousands):

Asset Type	Number	Face Amount ($)	Basis Amount ($)	% of Total Basis	WA First $ Loan to Value (1)	WA Last $ Loan to Value (1)	Delinquency (%) (2)
Mezzanine Loans	20	716,286	313,879	64.2%	56.1%	71.1%	18.5%
B-Notes	10	283,830	125,092	25.6%	61.9%	76.6%	46.7%
Whole Loans	4	85,110	50,043	10.2%	0.0%	83.7%	0.0%

Total/WA	34	1,085,226	489,014	100.0%	53.2%	73.5%	24.4%

(1)	Loan To Value is based on the appraised value at the time of purchase.
(2)	The percentage of underlying loans that are non-performing, in foreclosure, under bankruptcy filing or considered real estate owned.

Residential Assets

The Company owns $934 million of residential assets (with a basis of $623 million), which includes manufactured housing (“MH”) loans, residential loans, subprime securities and FNMA/FHLMC securities.

•

During the quarter, the Company had principal repayments of $27 million, actual principal write-downs of $24 million, purchased $18 million and sold $9 million of residential assets. The Company purchased two ABS assets with an average rating of “BBB.”

•	The Company had no ABS securities upgraded, three securities or $14 million affirmed, and 46 securities or $183 million downgraded (from an average rating of B to CCC-).

Manufactured housing and residential loan portfolios ($ in thousands):

Deal	Face Amount $	Basis Amount $	% of Total Basis	Average Loan Age (months)	Original Balance $	Delinquency 90+/FC/REO (1)	Cumulative Loss to Date
MH Loans Portfolio 1	161,020	130,466	33.7%	105	327,855	1.2%	6.2%
MH Loans Portfolio 2	227,197	206,087	53.3%	135	434,743	1.0%	4.3%
Residential Loans Portfolio 1	62,480	46,808	12.1%	85	646,357	9.1%	0.3%
Residential Loans Portfolio 2	3,795	3,612	0.9%	68	83,950	0.0%	0.0%

TOTAL/WA	454,492	386,973	100.0%	117	1,492,905	2.1%	4.4%

(1)	The percentage of loans that are 90+ days delinquent, or in foreclosure or considered real estate owned (REO).

Subprime Securities portfolio ($ in thousands):

Security Characteristics:

Vintage (1)	Average Minimum Rating (2)	Number	Face Amount $	Basis Amount $	% of Total Basis	Principal Subordination (3)	Excess Spread (4)
2003	B	15	20,643	12,198	7.0%	21.9%	3.9%
2004	B	28	88,584	33,479	19.3%	16.9%	4.0%
2005	B	26	101,574	31,022	17.9%	27.4%	4.5%
2006	CCC+	11	99,905	47,764	27.5%	20.9%	4.8%
Post 2007	B+	9	84,381	49,080	28.3%	17.2%	3.4%

TOTAL/WA	B-	89	395,087	173,543	100.0%	20.9%	4.2%

Collateral Characteristics:

Vintage (1)	Average Loan Age (months)	Collateral Factor (5)	3 Month CPR (6)	Delinquency 90+/FC/REO (7)	Cumulative Loss to Date
2003	88	0.10	8.4%	17.6%	3.0%
2004	75	0.14	9.2%	19.8%	3.3%
2005	62	0.21	11.1%	33.5%	8.1%
2006	50	0.42	11.2%	36.0%	14.1%
Post 2007	36	0.50	8.8%	24.0%	11.2%

TOTAL/WA	58	0.31	10.1%	28.2%	8.9%

Real Estate ABS portfolios ($ in thousands):

Security Characteristics:

Asset Type	Average Minimum Rating (2)	Number	Face Amount $	Basis Amount $	% of Total Basis	Principal Subordination (3)	Excess Spread (4)
Manufactured Housing	BBB+	9	49,345	47,961	82.3%	37.6%	1.6%
Small Business Loans	CCC+	13	31,218	10,293	17.7%	15.3%	3.0%

TOTAL/WA	BB	22	80,563	58,254	100.0%	29.0%	2.1%

Collateral Characteristics:

Asset Type	Average Loan Age (months)	Collateral Factor (5)	3 Month CPR (6)	Delinquency 90+/FC/REO (7)	Cumulative Loss to Date
Manufactured Housing	115	0.36	8.5%	3.2%	10.6%
Small Business Loans	69	0.57	7.2%	26.6%	5.6%

TOTAL/WA	97	0.44	8.0%	12.3%	8.6%

(1)	The year in which the securities were issued.
(2)	Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change (including a “negative watch” assignment) at any time. The Company had approximately $171 million of subprime and ABS securities that are on negative watch for possible downgrade by at least one rating agency as of June 30, 2010.
(3)	The percentage of the outstanding face amount of securities and residual interests that is subordinate to the Company’s investments.
(4)	The annualized amount of interest received on the underlying loans in excess of the interest paid on the securities, as a percentage of the outstanding collateral balance.
(5)	The ratio of original unpaid principal balance of loans still outstanding.
(6)	Three month average constant prepayment rate.
(7)	The percentage of underlying loans that are 90+ days delinquent, or in foreclosure or considered real estate owned (REO).

Corporate Assets

The Company owns $696 million of corporate assets (with a basis of $595 million), including REIT debt and corporate bank loans.

•

During the quarter, the Company purchased $105 million, had principal repayments of $71 million, actual principal write-downs of $22 million and sold $5 million. The Company purchased one bank loan asset and sold one REIT asset.

•	The Company had no corporate assets upgraded, affirmed or downgraded.

REIT debt portfolio ($ in thousands):

Industry	Average Minimum Rating (1)	Number	Face Amount $	Basis Amount $	% of Total Basis
Retail	BBB+	11	80,660	76,901	19.8%
Diversified	CCC	10	101,836	102,644	26.4%
Office	BBB	11	115,469	117,215	30.1%
Multifamily	BBB	3	12,765	12,830	3.3%
Hotel	BBB	4	30,220	30,683	7.9%
Healthcare	BBB-	5	41,600	41,706	10.7%
Storage	A-	1	5,000	5,063	1.3%
Industrial	BB-	1	2,000	2,073	0.5%

TOTAL/WA	BB+	46	389,550	389,115	100.0%

Corporate bank loan portfolio ($ in thousands):

Industry	Average Minimum Rating (1)	Number	Face Amount $	Basis Amount $	% of Total Basis
Real Estate	C	3	42,087	40,591	19.7%
Media	CC	2	111,764	46,427	22.6%
Resorts	NR	1	107,903	77,903	37.9%
Restaurant	B	2	18,160	15,335	7.5%
Transportation	NR	1	26,995	25,375	12.3%

TOTAL/WA	C	9	306,909	205,631	100.0%

(1)	Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change (including a “negative watch” assignment) at any time. The Company had approximately $2 million of REIT assets that are on negative watch for possible downgrade by at least one rating agency as of June 30, 2010.

Conference Call

Newcastle’s management will conduct a live conference call tomorrow, August 6, 2010, at 8:30 A.M. Eastern Time to review the financial results for the quarter ended June 30, 2010. All interested parties are welcome to participate on the live call. You can access the conference call by dialing (888) 243-2046 (from within the U.S.) or (706) 679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Second Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Friday, August 13, 2010 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference access code “89368391.”

About Newcastle

Newcastle Investment Corp. owns and manages a portfolio of diversified, credit sensitive real estate debt that is primarily financed with match funded debt. Newcastle is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. For more information regarding Newcastle Investment Corp. or to be added to our e-mail distribution list, please visit www.newcastleinv.com.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to our liquidity, future losses and impairment charges, our ability to acquire assets with attractive returns and the delinquent and loss rates on our subprime portfolios. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle’s expectations include, but are not limited to, the risk that the ongoing challenging credit and liquidity conditions continue to cause downgrades of a significant number of our securities and recording of additional impairment charges or reductions in shareholders’ equity; the risk that we can find additional suitably priced investments; the risk that investments made or committed to be made cannot be financed on the basis and for the term at which we expect; the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested; and the relative spreads between the yield on the assets we invest in and the cost and availability of debt and equity financing. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Quarterly Report on Form 10-Q, which is available on the Company’s website (www.newcastleinv.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Newcastle Investment Corp.

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Interest income	$74,183	$87,338	$144,275	$211,811
Interest expense	43,141	54,172	88,730	114,716

Net interest income	31,042	33,166	55,545	97,095

Impairment
Valuation allowance (reversal) on loans	(91,534)	(30,869)	(187,308)	90,019
Other-than-temporary impairment on securities	33,925	209,554	98,781	396,136
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive losses into net income (loss)	15,114	(55,278)	(22,000)	(55,278)

	(42,495)	123,407	(110,527)	430,877

Net interest income (loss) after impairment	73,537	(90,241)	166,072	(333,782)
Other Income (Loss)
Gain on settlement of investments, net	8,954	17,544	18,631	9,497
Gain on extinguishment of debt	46,728	26,830	95,074	53,675
Other income (loss), net	(2,298)	10,911	(3,778)	4,430

	53,384	55,285	109,927	67,602

Expenses
Loan and security servicing expense	1,322	1,370	2,357	2,772
General and administrative expense	1,938	2,965	4,976	4,591
Management fee to affiliate	4,258	4,492	8,735	8,983
Depreciation and amortization	62	73	125	145

	7,580	8,900	16,193	16,491

Income (loss) from continuing operations	119,341	(43,856)	259,806	(282,671)
Income (loss) from discontinued operations	13	(142)	(27)	(175)

Net Income (Loss)	119,354	(43,998)	259,779	(282,846)
Preferred dividends	(1,395)	(3,376)	(4,663)	(6,751)
Excess of carrying amount of exchanged preferred stock over fair value of consideration paid	—	—	43,043	—

Income (Loss) Applicable to Common Stockholders	$117,959	$(47,374)	$298,159	$(289,597)

Income (loss) Per Share of Common Stock
Basic	$1.90	$(0.90)	$5.16	$(5.48)

Diluted	$1.90	$(0.90)	$5.16	$(5.48)

Income (loss) from continuing operations per share of common stock, after preferred dividends and excess of carrying amount of exchanged preferred stock over fair value of consideration paid
Basic	$1.90	$(0.90)	$5.16	$(5.48)

Diluted	$1.90	$(0.90)	$5.16	$(5.48)

Income (loss) from discontinued operations per share of common stock
Basic	$—	$—	$—	$—

Diluted	$—	$—	$—	$—

Weighted Average Number of Shares of Common Stock Outstanding
Basic	62,010,570	52,836,208	57,838,286	52,821,800

Diluted	62,010,570	52,836,208	57,838,286	52,821,800

Dividends Declared per Share of Common Stock	$—	$—	$—	$—

Newcastle Investment Corp.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	June 30, 2010	December 31, 2009
	(Unaudited)
Assets
Non-Recourse VIE Financing Structures
Real estate securities, available for sale	$1,872,612	$1,784,487
Real estate related loans, held for sale, net	671,657	554,367
Residential mortgage loans, held for investment, net	131,084	—
Residential mortgage loans, held for sale, net	258,373	380,123
Subprime mortgage loans subject to call option	403,383	403,006
Restricted cash	145,366	200,251
Receivables from brokers, dealers and clearing organizations	—	1,795
Receivables and other assets	32,769	34,848

	3,515,244	3,358,877

Recourse Financing Structures and Unlevered Assets
Real estate securities, available for sale	3,467	46,308
Real estate related loans, held for sale, net	23,001	19,495
Residential mortgage loans, held for sale, net	4,182	3,524
Operating real estate, held for sale	9,906	9,966
Cash and cash equivalents	37,684	68,300
Receivables and other assets	1,016	8,158

	79,256	155,751

	$3,594,500	$3,514,628

Liabilities and Stockholders’ Equity (Deficit)

Liabilities
Non-Recourse VIE Financing Structures
CDO bonds payable	$3,481,618	$4,058,928
Other bonds payable	275,933	303,697
Notes payable	4,582	—
Financing of subprime mortgage loans subject to call option	403,383	403,006
Derivative liabilities	203,274	203,054
Accrued expenses and other liabilities	7,415	2,992

	4,376,205	4,971,677

Recourse Financing Structures and Other Liabilities
Repurchase agreements	—	71,309
Junior subordinated notes payable	51,256	103,264
Derivative liabilities	—	4,100
Due to affiliates	1,419	1,497
Accrued expenses and other liabilities	3,086	3,433

	55,761	183,603

	4,431,966	5,155,280

Stockholders’ Equity (Deficit)
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 and 2,500,000 shares of 9.75% Series B Cumulative Redeemable Preferred Stock 496,000 and 1,600,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 and 2,000,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock liquidation preference $25.00 per share, issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	61,583	152,500
Common stock, $0.01 par value, 500,000,000 shares authorized, 62,024,945 and 52,912,513 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	620	529
Additional paid-in capital	1,065,362	1,033,520
Accumulated deficit	(1,690,870)	(2,193,383)
Accumulated other comprehensive income (loss)	(274,161)	(633,818)

	(837,466)	(1,640,652)

	$3,594,500	$3,514,628

Newcastle Investment Corp.

Reconciliation of Net Interest Income Less Expenses (Net of Preferred Dividends)

(dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Income (Loss) Applicable to Common Stockholders	$117,959	$(47,374)	$298,159	$(289,597)
Add (Deduct):
Impairment	(42,495)	123,407	(110,527)	430,877
Other (Income) Loss	(53,384)	(55,285)	(109,927)	(67,602)
Excess of carrying amount of exchanged preferred stock over fair value of consideration paid	—	—	(43,043)	—
Loss from discontinued operations	(13)	142	27	175

Net Interest Income less Expenses (Net of Preferred Dividends)	$22,067	$20,890	$34,689	$73,853